Exhibit 5.1

2200 Ross Avenue, Suite 2800 • Dallas, Texas 75201-2784

July 12, 2012

GreenHunter Energy, Inc.

1048 Texan Trail

Grapevine, Texas 76051

Re: GreenHunter Energy, Inc. – Amendment No. 6 to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to GreenHunter Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the filing of Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-178386) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration by the Company of an aggregate of up to 600,000 shares (the “Shares”) of 10% Series C Cumulative Preferred Stock, par value $0.001 per share and liquidation preference of $25.00 per share (the “Series C Preferred Stock”), which are convertible into up to 7,537,689 shares (the “Conversion Shares”) of common stock, par value $0.001 per share (the “Common Stock”), upon the occurrence of certain events. The Shares and the Conversion Shares are referred to herein as the “Securities.”

In connection with this opinion letter, we have made such investigations of law as we have deemed appropriate and we have examined the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”), and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, of the Company, the Amended and Restated Certificate of Designations, Rights, Number of Shares and Preferences with respect to the Series C Preferred Stock, filed with the Secretary of State of the State of Delaware on April 24, 2012 (the “Certificate of Designations”), the Bylaws of the Company, and such other documents, certificates, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

AUSTIN • BEIJING • DALLAS • DENVER • DUBAI • HONG KONG • HOUSTON • LONDON • LOS ANGELES

MINNEAPOLIS • MUNICH • NEW YORK • RIYADH • SAN ANTONIO • ST. LOUIS • WASHINGTON DC

www.fulbright.com

GreenHunter Energy, Inc.

July 12, 2012

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, assuming the Board of Directors of the Company will have taken action necessary to set the sale price of the Shares, upon the payment for and delivery of the Shares in accordance with the Registration Statement and the Prospectus, such Shares will be duly authorized, validly issued, fully paid and nonassessable, and upon the valid conversion of the Shares, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable. We do not by this letter express any other opinion with respect to the Shares, the Conversion Shares, or any other matter.

The opinions expressed herein are limited to the Delaware General Corporation Law and the rules and regulations and reported judicial and regulatory determinations thereunder and we express no opinion with respect to the laws of any other state or jurisdiction. We expressly disclaim any obligation to advise you of any change in law or subsequent legal or factual developments that might affect any matter or opinion set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Respectfully submitted,

/s/ Fulbright & Jaworski L.L.P.

FULBRIGHT & JAWORSKI L.L.P.